EXHIBIT 13.4


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 6-K

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                            REPORT OF FOREIGN ISSUER
                      PURSUANT TO RULE 13A-16 OR 15D-16 OF
                       THE SECURITIES EXCHANGE ACT OF 1934


For the Quarterly Payment Date on July 21, 2003

                           CRUSADE MANAGEMENT LIMITED,
              as manager of the Crusade Global Trust No. 1 of 2001
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


             LEVEL 11, 55 MARKET STREET, SYDNEY, NSW 2000, AUSTRALIA
 -------------------------------------------------------------------------------
                    (Address of principal executive offices)


         Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

                       Form 20-F [X]        Form 40-F [ ]

         Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

                          Yes []               No [X]

         If "Yes" is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b): 82-_____________________________ .

OTHER EVENTS

         On the Quarterly Payment Date falling on July 21, 2003, Perpetual Trustees Consolidated Limited, in its capacity as issuer trustee (the "Issuer Trustee") made a regular quarterly distribution of principal and interest to the holders of the Class A Mortgage-Backed Floating Rate Notes (the "Notes").

FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         See page 4 for Exhibit Index

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, as Trust Manager for the Crusade Global Trust No. 1 of 2001, by the undersigned, thereunto duly authorized.


                                             CRUSADE MANAGEMENT LIMITED,
                                             as Trust Manager for the
                                             Crusade Global Trust No. 1 of 2001,
                                             -----------------------------------
                                             (Registrant)




Dated: July 29, 2003                        By:  /S/ ROGER DESMARCHELIER
                                               ---------------------------------
                                            Name:    Roger Desmarchelier
                                            Title:   Executive Manager

EXHIBIT INDEX

-------  -----------------------------------------------------------------------
Exhibit  Description
-------  -----------------------------------------------------------------------

99.1     The Noteholders Report for the Quarterly Payment Date on July 21, 2003

                                                                    EXHIBIT 99.1

                               NOTEHOLDERS REPORT
                        CRUSADE GLOBAL TRUST NO.1 OF 2001
                        COUPON PERIOD ENDING 21 JULY 2003

--------------------------------------------------------------------------------------------------------------------
USD NOTES
---------
                         FV OUTSTANDING                                 COUPON PAYMENTS     PRINCIPAL    CHARGE OFFS
                              (USD)         BOND FACTOR   COUPON RATE        (USD)       PAYMENTS (USD)     (USD)
                         --------------     -----------   -----------   ---------------  --------------  -----------

CLASS A1 NOTES                     0.00       0.000000%      0.00000%              0.00            0.00       0.00
CLASS A2 NOTES           292,245,946.37      46.161104%      1.51938%      1,260,098.29   39,494,182.62       0.00
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                         FV OUTSTANDING                                 COUPON PAYMENTS     PRINCIPAL    CHARGE
                              (AUD)         BOND FACTOR   COUPON RATE        (AUD)       PAYMENTS (AUD)  OFFS (AUD)
                        ---------------     -----------  -------------  ---------------  --------------  -----------

CLASS A3 NOTES           200,000,000.00     100.000000%       5.19220%     2,560,536.99           0.00       0.00
CLASS B NOTES             33,600,000.00     100.000000%  Not Disclosed    Not Disclosed           0.00       0.00
CLASS C NOTES              4,500,000.00     100.000000%  Not Disclosed    Not Disclosed           0.00       0.00
--------------------------------------------------------------------------------------------------------------------

                                                                     30-JUN-03
                                                                        AUD
                                                                  --------------
POOL SUMMARY
------------
Outstanding Balance - Variable Rate Housing Loans                   695,933,473
Outstanding Balance - Fixed Rate Loans                               99,099,595
Number of Loans                                                           9,031
Weighted Average Current LVR                                              55.19%
Average Loan Size                                                        88,023
Weighted Average Seasoning                                              56 mths
Weighted Average Term to Maturity                                      237 mths


PRINCIPAL COLLECTIONS                                                   AUD
---------------------                                             --------------
Scheduled Principal Payments                                       8,735,104.43
Unscheduled Principal Payments                                    76,031,208.90
Redraws                                                            9,539,298.82

Principal Collections                                             75,227,014.51

TOTAL AVAILABLE PRINCIPAL                                               AUD
-------------------------                                         --------------
Principal Collections                                             75,227,014.51
Principal Charge Offs                                                      0.00
Pay Back of Principal Draw                                                 0.00
Total Available Principal                                         75,227,014.51

Outstanding Principal Draws From Previous Period                           0.00

Principal Distributed                                             75,227,014.51
Principal Retained                                                         0.00


TOTAL AVAILABLE FUNDS                                                   AUD
---------------------                                             --------------
Available Income                                                  15,011,922.42
Principal Draw                                                             0.00
Liquidity Draw                                                             0.00

Total Available Funds                                             15,011,922.42


REDRAW & LIQUIDITY FACILITIES                                           AUD
-----------------------------                                     --------------
Redraw Shortfall                                                       0.00
Redraw Carryover Charge Offs                                           0.00


--------------------------------------------------------------------------------
CPR
---                                    APR-03         MAY-03          JUN-03
                1 MTH CPR              24.49%         28.58%          29.07%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ARREARS
-------                     % OF POOL
                           (BY NUMBER)

31 - 59 DAYS                  0.56%
60 - 89 DAYS                  0.24%
90+ DAYS                      0.16%
DEFAULTS*                      Nil
LOSSES                         Nil

* Defaults are also included in the 90+ days arrears category.
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